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                                                                    EXHIBIT 10.3


                          IRONSIDE TECHNOLOGIES INC.

                           2000 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this 2000 Stock Incentive Plan (the "Plan") is to enable Ironside Technologies Inc. (the "Company") to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of the Company or any parent or subsidiary of the Company (an "Employer").

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in Section 9, the shares to be offered under the Plan shall consist of Common Shares of the Company, and the total number of Common Shares that may be issued under the Plan shall be 2,250,000 shares plus (a) the number of Common Shares reserved under the Company's Second Amended and Restated Stock Option Plan, dated June 30, 2000 (the "Option Plan"), that are unissued and not subject to outstanding options as of the effective date of the Plan and (b) the number of Common Shares returned to the Option Plan after the effective date of the Plan as a result of termination of options issued under the Option Plan. A total of 14,800,000 shares were originally reserved for issuance under the Option Plan. If an option granted under the Plan expires, terminates or is cancelled, the unissued shares subject to that option shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3.   Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective as of October 19, 2000. No option granted under the Plan shall become exercisable and no shares may be awarded as a bonus or sold under the Plan, however, until the Plan is approved by the affirmative vote of the holders of a majority of the Common Shares represented at a shareholders meeting at which a quorum is present or by means of unanimous consent resolutions, and the exercise of any options granted under the Plan before approval shall be conditioned on and subject to that approval. Subject to this limitation, options may be granted at any time after the effective date and before termination of the Plan, and shares may be awarded as bonuses or sold under the Plan at any time after shareholder approval and before termination of the Plan.

          (b) Duration. The Plan shall continue in effect until July 31, 2010 or until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.
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     4.   Administration.

          (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

          (b) Committee. The Board of Directors may delegate to any committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 10.

          (c) Officers. The Board of Directors may delegate to any officer or officers of the Company authority to grant awards under the Plan, subject to any restrictions imposed by the Board of Directors.

     5.   Types of Awards, Eligibility, General Rules.

          (a) Types of Awards. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in Sections 6(a) and 6(b);
(ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in Sections 6(a) and 6(c); (iii) award stock bonuses as provided in Section 7; and (iv) sell shares subject to restrictions as provided in Section 8.

          (b) Eligibility; Limitations. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to

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each individual to whom an award is made. At the discretion of the Board of
Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options for more than an aggregate of 5,000,000 Common Shares in the calendar year in which the employee is hired or 1,000,000 Common Shares in any other calendar year.

          (c) Repurchase Rights in the Event of Termination of Employment. If, in connection with shares sold pursuant to the Plan (including shares sold upon exercise of options granted pursuant to the Plan) to persons other than officers, directors or consultants of the Company, the Board of Directors establishes provisions giving the Company a right to repurchase such shares, the repurchase rights shall be limited to (i) a right to repurchase the shares at a price not less than the fair market value of the shares on the date of termination of employment, which right shall terminate at such time as the Common Stock becomes publicly traded, and (ii) a right to repurchase the shares at the original purchase price, provided that such right lapses at the rate of at least 20% of the shares per year over 5 years from the date the shares are sold or the option is granted (without respect to the date the option was exercised or became exercisable). Any such right to repurchase may only be exercised for cash or cancellation of a promissory note given as payment for the shares and only within 90 days of termination of the person's employment (or in the case of shares issued upon exercise of options after the date of termination, within 90 days after the date of the exercise).

          (d) Information. Financial statements of the Company will be provided annually to each optionee under the Plan and to each person who holds Common Shares acquired pursuant to the Plan; provided, however, that this requirement shall not apply to key employees whose duties in connection with the Company assure them access to equivalent information.

     6.   Option Grants.

          (a)  General Rules Relating to Options.

               (i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Shares of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in Section 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the

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     Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6(a)(iv) and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares and further provided that each option granted to a person who is not an officer, director or consultant of the Company shall become exercisable at the rate of at least 20 percent of the shares covered by the option per year over the first five years after the date of the grant. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

               (iii) Nontransferability. Each option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and (ii) during the optionee's lifetime, shall be exercisable only by the optionee; provided, however, that the Board of Directors may permit a Non-Statutory Stock Option to be transferable (x) to a trust under which the option is to be passed to beneficiaries on the death of the optionee and (y) by gift to immediate family members of the optionee. For this purpose, the term "immediate family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

               (iv)   Termination of Employment or Service.

                      (A) General Rule. Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6(a)(iv)(B) and (C), his or her option may be exercised at any time before the expiration date of the option or the expiration of 90 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period of less than 30 days.

                      (B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of

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          termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period of less than 6 months. The term "total disability" means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death; provided, however, that the Board of Directors may not provide for a post-termination exercise period of less than 6 months.

                    (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 90-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

                    (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

                    (F) Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

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               (v)  Purchase of Shares.  Unless the Board of Directors
     determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company's receipt of written notice from the optionee of the optionee's binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Shares of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash and other legal forms of consideration. Unless otherwise determined by the Board of Directors, any Common Shares provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Shares provided in payment of the purchase price shall be the closing price of the Common Shares last reported before the time payment in Common Shares is made or, if earlier, committed to be made, if the Common Shares is publicly traded, or another value of the Common Shares as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other Common Shares; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

               (vi) Limitations on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the "FLSA"), any

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     option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6(b)(iv), of the Common Shares subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least 6 months after the date it is granted; provided, however, that this 6-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee's exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an individual (a "10 Percent Shareholder") possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6(b)(iv), of the Common Shares subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

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               (iii)  Duration of Options.  Subject to Sections 6(a)(ii),
     6(a)(iv) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Shares last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Shares as specified by the Board of Directors.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

               (vi) Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Shares acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.)

          (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6(a) above:


               (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant. The option price shall be not less than 85 percent of the fair market value of the Common Shares covered by the Non-Statutory Stock Option at the date the option is granted, except that the option price for a Non-Statutory Stock Option granted to a 10 Percent Stockholder shall be at least 110 percent of the fair market value of the Common Shares covered by the option at the date the option is granted. The fair market value shall be determined in a manner consistent with that described in Section 6.2-4.

               (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors; provided, however, that no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

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     7.   Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses in recognition of past services. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other Common Shares; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

     8. Restricted Stock. The Board of Directors may issue shares under the Plan for any legal consideration determined by the Board of Directors; provided, however, that the purchase price for the shares shall be not less than 85 percent of the fair market value of the Common Shares on the date that the right to purchase the shares is granted, except that the purchase price for shares issued to a 10 Percent Shareholder shall be at least 100 percent of the fair market value of the Common Shares on the date that the right to purchase the shares is granted and provided further that such fair market value shall be determined in a manner consistent with that described in Section 6(b)(iv). Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. Subject to Section 5(c), the restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Shares issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. Subject to Section 5(c), the purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors; provided, however, that the right to purchase the shares shall be nonassignable and nontransferable by the prospective recipient of the shares, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of such prospective recipient's domicile at the time of death. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the

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Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other Common Shares; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

     9.   Changes in Capital Structure.

          (a) Stock Splits, Stock Dividends. If the outstanding Common Shares of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b) Mergers, Reorganizations, Etc. In the event of a merger, amalgamation, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

               (i) Outstanding options shall remain in effect in accordance with their terms.

               (ii) Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto

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     and exercise price of the converted options shall be determined by the
     Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

               (iii) The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

          (c) Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with Section 9(b)(iii).

          (d) Rights Issued by Another Corporation. The Board of Directors may also grant options and stock bonuses and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

     10. Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 9, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

     11. Approvals. The Company's obligations under the Plan are subject to the approval of provincial, state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by provincial, state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Shares under the Plan if such issuance or delivery would violate provincial, state or federal securities laws.

     12. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer's right to terminate the employee's employment at will at any time, for any reason, with or without cause, or to decrease the

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

employee's compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

     13. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Shares until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

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